UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 16, 2013
KINDER MORGAN MANAGEMENT, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16459 (Commission File Number)	76-0669886 (I.R.S. Employer Identification No.)

1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the press release regarding the Kinder Morgan companies' financial results for the fourth quarter of 2012, several upcoming changes in management were announced. Effective March 31, 2013, C. Park Shaper will resign from his positions as president and director of Kinder Morgan Management, LLC (“KMR”). Mr. Shaper's resignation from the board of KMR was not due to any disagreement with KMR. Steven J. Kean, currently executive vice president and chief operating officer of KMR, will become president and chief operating officer and a director of KMR, effective March 31, 2013. Mr. Kean will not receive any compensation for his service as a director. Also effective March 31, 2013, Joseph Listengart, vice president, general counsel and secretary of KMR, will step down from his current positions and will continue working for the Kinder Morgan companies, assisting as needed on significant transactions and other matters.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN MANAGEMENT, LLC

Dated: January 16, 2013	By:	/s/ Joseph Listengart
Joseph Listengart Vice President and General Counsel

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